AGREEMENT AND RELEASE


     THIS AGREEMENT AND RELEASE (the "Agreement") is made and entered into by and between SMARTALK TELESERVICES, INC., a California corporation (the
"Company"), and certain former stockholders of Worldwide Direct, Inc., a Delaware corporation ("Worldwide"), who are signatories hereto (the "Stockholders") this __th day of ______, 1998.


                               W I T N E S S E T H


     WHEREAS, the Company and the Stockholders entered into that certain Agreement and Plan of Reorganization by and among the Company, SmarTalk Acquisition Corp. IV and Worldwide and the ancillary agreements, specifically including but not limited to the Registration Rights Agreement attached as Exhibit B thereto, referenced therein (the "Merger Agreement"); and

     WHEREAS, the Company and the Stockholders wish to make certain additional representations, warranties, covenants and agreements as set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, which covenants and agreements constitute good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby covenant and agree as follows:

     Section 1. CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms have the meanings indicated:

          A "Change of Control" shall be deemed to have taken place if: (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of the Company's capital stock are converted into cash, securities or other property (other than a consolidation or merger of the Company in which the holders of the Company's voting stock immediately prior to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock) or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

          (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act or 1934, as amended (the "Exchange Act")) shall, after the date hereof, become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the voting power of all of the then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the board of directors of the Company (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person); provided, however, that Victor Grillo, Jr. and Fletcher International, Inc. (and its successors or assigns) are specifically excluded from this paragraph (ii).

          "Common Stock Equity Adjustment" means shares of the Company's voting common stock, no par value (the "Common Stock"), equal in value to the Adjustment Amount (as defined) which value shall be determined by calculating the arithmetic average of the closing sales prices per share of the Company's Common Stock on the NASDAQ National Market (or such other national securities exchange on which the Common Stock is listed) during the consecutive trading period beginning and including either May 15, 1999 or that date 30 days prior to the Exit Date, if such date comes into existence, and ending and including June 15, 1999 or the Exit Date, if such date comes into existence. No fractional shares of Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Common Stock pursuant to this Agreement, cash adjustments shall be paid to the Stockholders in respect of any fractional share of Common Stock that would otherwise be issuable. The amount of such cash adjustment shall be equal to such fractional proportion of the Adjustment Amount.

          "Convertible Subordinated Note Adjustment" means convertible subordinated notes, with terms as indicated on Exhibit A, attached hereto (the "Convertible Subordinated Notes"), in face amount equal to the Adjustment Amount (as defined).

          "Exit Date" means the date a Change of Control of SmarTalk is publicly announced prior to the end of the Measurement Period; if such date comes into existence, the Exit Date shall then become the last day of the Measurement Period for all purposes of this Agreement if the Change of Control is consummated.

          "Initial Number" means the number of shares of the Company's Common Stock received by the Stockholders as consideration pursuant to the Merger Agreement, which number was then divided pro rata among the Stockholders in accordance with the terms and provisions of the Merger Agreement.

          "Measurement Date" means the earlier of (a) June 15, 1999 or (b) the Exit Date.

          "Measurement Period" means the shorter of (a) December 15, 1998 - June 15, 1999 or (b) December 15, 1998 - the Exit Date.

          "Measurement Period Stock Price" means the greater of either (i) the average of the per share closing prices of the SmarTalk common stock as reported on the NASDAQ National Market (or such other national securities exchange on which the Common Stock is listed) (the "SmarTalk Share Price") for any 30 consecutive trading days during the Measurement Period or (ii) the average of the SmarTalk Share Prices for any 45 trading days (selected by SmarTalk) during the Measurement Period. In the event an Exit Date occurs between the date hereof and January 29, 1999, the Measurement Period Stock Price shall be the Change of Control price.

          "Nasdaq Index" means the Nasdaq Composite Index as reported by the Wall Street Journal or any alternate reliable source, which source shall be mutually agreed upon by the parties to this Agreement.

          "Target Price" initially means $16.00. In the event there is a change in the Nasdaq Index from June 10, 1998 to the end of the Measurement Period, the Target Price shall be adjusted by the same percentage as any increase or decline in the Nasdaq Index over the course of that period (e.g., if there is a 5% decline in the Nasdaq Index from June 10, 1998 to the end of the Measurement Period, the Target Price shall be reduced by 5% to be $15.20; conversely, if there is a 5% increase in the Nasdaq Index from June 10, 1998 to the end of the Measurement Period, the Target Price shall be increased by 5% to be $16.80).

     Section 2. ADJUSTMENT BY THE COMPANY. In the event the Measurement Period Stock Price is less than the Target Price, the Company shall, within three business days of the Measurement Date, convey and deliver to the Stockholders an amount equal to the dollar amount by which the Target Price exceeds the Measurement Period Stock Price multiplied by the Initial Number (the "Adjustment Amount"), which amount shall be paid as either a Common Stock Equity Adjustment or a Convertible Subordinated Note Adjustment, at the Company's option, and divided pro rata among the Stockholders.

     Section 3. CONSIDERATION BY WORLDWIDE. Each Stockholder, jointly and severally, for themselves and on behalf of their respective predecessors, successors, directors, officers, employees, attorneys, insurers, agents, partners, stockholders, affiliates, subsidiaries, parents, trustees, administrators and assigns, does hereby release, acquit and forever discharge the Company, its successor companies, its affiliated companies, subsidiaries and divisions, their predecessor and successor companies, each and all of the officers, directors, shareholders, stockholders, assigns, agents, employees, representatives and attorneys of or for all such business entities, and all persons acting by, through, under or in concert with any of them, each in both their individual and corporate capacities (collectively the "Company Releasees"), and each of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, including, but by no means limited to, rights arising out of alleged violations of the Merger Agreement, any contracts, express or implied, any covenant of good faith and fair dealing (except fraud), express or implied, any tort, any legal restriction on the Company's right to terminate its employees, rights arising from the Stockholders' status as shareholders, or any federal, state or other governmental statute, regulation or ordinance from the beginning of time to the date of execution hereof.

     Section 4. UNKNOWN CLAIMS.  Each  Stockholder,  jointly and severally,  for themselves and on behalf of their respective predecessors, successors, directors, officers, employees, attorneys, insurers, agents, partners, stockholders, affiliates, subsidiaries, parents, trustees, administrators and assigns, expressly waives and relinquishes all rights and benefits afforded by the laws of the State of Ohio to the extent that such laws relate to unknown claims of creditors and understands and acknowledges the significance and consequence of such specific waiver of all unknown claims. Thus, notwithstanding the provisions of the laws of the State of Ohio, and for the purposes of implementing a full and complete release and discharge of claims against each and all of the Company Releasees, each Stockholder, jointly and severally, for themselves and on behalf of their respective predecessors, successors, directors, officers, employees, attorneys, insurers, agents, partners, stockholders, affiliates, subsidiaries, parents, trustees, administrators and assigns, expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which the Stockholders do not know or suspect to exist in their favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.


     Section 5. COVENANTS.

          (a) The Company shall use its best efforts to cause the registration statement filed in connection with the Merger Agreement to become effective as soon as reasonably practicable.

          (b) In the event the Company pays to the Stockholders an Adjustment Amount, the Company shall, within three business days of the payment of such Adjustment Amount and at the Company's expense, file a registration statement covering the sale or resale of the shares of Common Stock issued pursuant to the Common Stock Equity Adjustment or the shares of Common Stock underlying the Convertible Subordinated Note Adjustment, whichever is applicable. In either case, the Company shall use reasonable efforts to cause such registration statement to become effective as soon as practicable, but in no case later than ninety days after filing.

     Section  6.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  STOCKHOLDERS.   The
Stockholders each individually acknowledge, represent and warrant on the date hereof and on the Measurement Date as follows:

          (a) Subject to Section 5 hereof, the Stockholder understands that the shares of Common Stock to be issued pursuant to this Agreement, if any, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be re-offered or resold other than pursuant to registration thereunder or an available exemption therefrom.

          (b) The shares of Common Stock that each Stockholder may become entitled to receive hereunder are being acquired for such Stockholder's own account and not with a view towards distribution thereof within the meaning of the Securities Act.

          (c) Such Stockholder is able to bear the economic risk and lack of liquidity inherent in holding the shares of Common Stock.

          (d) No promise or inducement to enter into this Agreement has been offered, except as herein set forth, and that this Agreement is executed without relying upon any statement or representation by the Company or its representatives concerning the nature and extent of any injury, damages or legal liability. Each Stockholder has made such investigation of the facts and law pertaining to this settlement and this Agreement, and all of the matters pertaining thereto, as such Stockholder deems necessary.

     Section 7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company acknowledges, represents and warrants on the date hereof as follows:

          (a) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Stockholders, will be a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) Upon the restatement of its financial statements, which restatement is being prepared as of the date hereof, the Company's financial statements as filed with Securities and Exchange Commission (the "SEC") will materially comply with the rules and regulations of the SEC.

          (c) There is no material litigation currently pending against the Company, except as disclosed in the Company's annual and quarterly reports filed with the SEC pursuant to the Exchange Act.

          (d) The representations, warranties and statements contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

     Section 8. NO EXPRESS OR IMPLIED WARRANTIES. Except to the extent, if any, expressly set forth in Section 7, the Company makes no representations or warranties and disclaims all liability and responsibility for any representation, warranty, statement or information orally or in writing made or communicated to the Stockholders, including, but not limited to, any opinion, information or advice which may have been provided to the Stockholders by any officer, director, employee, agent, consultant or representative of the Company.

     Section 9. LIMITATION OF LIABILITY. In no event shall the Company be liable to the Stockholders, or any third party, for any special, indirect, consequential or punitive damages relating to or arising out of this Agreement, including, but not limited to, damages for loss of time, inconvenience, business reputation, lost profits or lost business opportunities to the fullest extent allowed by law whether or not such party has been advised of the possibility of such damages. In addition, no action shall be brought for any claim relating to or arising out of this Agreement more than one year after the Measurement Date.

     Section 10. NO ADMISSION OF LIABILITY. This Agreement shall not in any way be construed as an admission by the Company or the Stockholders of any fault, misfeasance, nonfeasance or liability whatsoever, or as an admission by the Company or the Stockholders of any wrongful acts whatsoever against the other, or against any other persons. The Company specifically disclaims any liability or breach of obligation to the Stockholders or to any other persons.

     Section 11. FURTHER ACTS AND ASSURANCES. The Stockholders shall, at any time and from time to time and at no cost to SmarTalk, take any and all steps necessary to carry out the purposes and intent of this Agreement.

     Section 12. AMENDMENT OF MERGER AGREEMENT; EFFECTIVENESS;. In the event this Agreement is executed and delivered by all of the Stockholders, this Agreement shall (i) be valid and binding upon all of the Stockholders immediately upon the execution and delivery thereof, (ii) constitute a valid and binding obligation of all of the Stockholders, enforceable in accordance with its terms, and (iii) automatically be deemed to amend the Merger Agreement. In the event this Agreement is not executed and delivered by all of the Stockholders, this Agreement shall nonetheless be valid and binding upon each Stockholder that executes and delivers this Agreement immediately upon such execution and delivery and shall constitute a valid and binding obligation of each such Stockholder, enforceable in accordance with its terms.

     Section 13. NO ATTORNEYS' FEES OR COSTS. Each party hereto acknowledges and agrees that the other party shall not be required to pay any attorneys' fees or any other costs incurred in connection with the representation of either party in this or any other matter.

     Section 14. NO REPRESENTATIONS. The Stockholders and the Company each represents and acknowledges that in executing this Agreement neither of the Stockholders or the Company relies or has relied upon any representation or statement not set forth herein made by either of the parties or by any agents, representatives, or attorneys of either party with regard to the subject matter, basis or effect of this Agreement or otherwise.

     Section 15. INDEMNIFICATION BY THE STOCKHOLDERS. As a material inducement to the Company to enter into this Agreement, the Stockholders hereby agree jointly and severally to indemnify and hold the Company Releasees harmless from and against any and all losses, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by the Company Releasees arising out of any breach of this Agreement by the Stockholders.

     Section 16. INDEMNIFICATION BY THE COMPANY. As a material inducement to the Stockholders to enter into this Agreement, the Company hereby agrees to indemnify and hold the Stockholders harmless from and against any and all losses, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by the Stockholders arising out of any breach of this Agreement by the Company.

     Section 17. FULL AND INDEPENDENT KNOWLEDGE. Each of the undersigned hereby represent and agree that each has thoroughly discussed all aspects of this Agreement with counsel, that each has carefully read and fully understands all of the provisions of this Agreement, and that each is voluntarily entering into this Agreement.

     Section 18. OWNERSHIPS OF CLAIMS, AUTHORITY. The Stockholders represent and agree that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, any claim or portion thereof or interest therein; and Stockholders agree to indemnify, defend and hold harmless each and all of the Company Releasees against any and all claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment of any claims or any portion thereof or interest therein.

     Section 19. SUCCESSORS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

     Section 20. GOVERNING LAW. This Agreement is made and entered into in the State of Ohio, and shall in all respects be interpreted, enforced and governed by and under the internal laws of the State of Ohio.

     Section 21. VENUE. Each of the undersigned hereby consents to the in personam jurisdiction of the state and federal courts in Franklin County, Ohio, for purposes of any action to enforce, or for a breach of, this Agreement or the promissory notes or the guarantees entered into in connection herewith. Each of the undersigned hereby submits to the non-exclusive jurisdiction of any State or Federal Court in the State of Ohio and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the undersigned hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

     Section 22. COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed and delivered by facsimile, in which case: (i) the instrument so executed and delivered shall be binding and effective for all purposes, and (ii) the parties shall nevertheless exchange substitute hard copies of such facsimile instruments as soon thereafter as practicable (but the failure to do so shall not affect the validity of the instruments executed and delivered by facsimile).

     Section 23. FULL FORCE AND EFFECT. Except as specifically modified in this Agreement, all of the provisions of the Merger Agreement shall remain in full force and effect and are hereby ratified by the parties.

     Section 24. MISCELLANEOUS.

          (a) Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, terms, or provisions shall be deemed not to be a part of this Agreement.

          (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates or requires.

          (c) This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

          (d) Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto any legal or equitable rights or remedies under or by reason of this Agreement or any provision contained herein.

IN WITNESS WHEREOF, the Company and the Stockholders have executed or caused to be executed this Agreement as of the day and year first above written.


                                        ---------------------------
                                        SMARTALK TELESERVICES, INC.
                                        By:
                                        Title:

IN WITNESS WHEREOF, the Company and the Stockholders have executed or caused to be executed this Agreement as of the day and year first above written.


                                        /s/ [Common Stockholder]
                                        -----------------------------------
                                        STOCKHOLDER
                                        By:
                                        Title:

IN WITNESS WHEREOF, the Company and the Stockholders have executed or caused to be executed this Agreement as of the day and year first above written.


                                        /s/ [Common Stockholder]
                                        -----------------------------------
                                        STOCKHOLDER
                                        By:
                                        Title:

IN WITNESS WHEREOF, the Company and the Stockholders have executed or caused to be executed this Agreement as of the day and year first above written.


                                        /s/ [Common Stockholder]
                                        -----------------------------------
                                        STOCKHOLDER
                                        By:
                                        Title: